UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 29, 2010

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.04	— Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On November 29, 2010, Campbell Soup Company (“Campbell”) received a notice from the Plan Administrator of the Campbell Soup Company Savings Plus Plan for Salaried Employees and the Campbell Soup Company Savings Plus Plan for Hourly Paid Employees (collectively, the “401(k) plan”) notifying Campbell of a 401(k) plan blackout period. The blackout period is required due to changes being made to the 401(k) plan in connection with the replacement of its current service provider. During the blackout period, 401(k) plan participants will be unable to make contribution rate and future investment changes, investment election changes, loan repayments or requests and withdrawals/distributions under the 401(k) plan, including with respect to Campbell common stock. The blackout period will begin at 4:00pm Eastern Time on December 30, 2010, and end during the week of January 9, 2011 (such period, the “Blackout Period”). Campbell received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 relating to the Blackout Period on November 29, 2010.
On November 30, 2010, Campbell sent a notice to its directors and executive officers informing them of the Blackout Period and the Campbell common stock trading restrictions (including with respect to derivatives) that apply to them during the Blackout Period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended.
A copy of the notice to the directors and executive officers is attached as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, shareowners or other interested parties may obtain, without charge, information about the beginning date and the actual ending date of the Blackout Period by contacting:
•	Prior to December 31, 2010, Fidelity Investments, P.O. Box 5000, Cincinnati, OH 45273-8011; telephone 1-800-354-6535; and
•	On or after January 3, 2010, the Campbell Benefits Center, P.O. Box 571495, Houston, TX 77257-1495; telephone 1-866-787-6317.

Item 9.01	— Financial Statements and Exhibits
(d)	Exhibits
99.1       Notice to Directors and Executive Officers dated November 30, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: November 30, 2010	By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers dated November 30, 2010.